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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            VESTRO NATURAL FOODS INC.
             (Exact name of Registrant as specified in its charter)

          Delaware                                       11-1676942
(State or other jurisdiction of              (IRS Employer Identification No.)
 incorporation or organization)

    1065 E. Walnut St. Carson, CA                          90746
(Address of Principal Executive Offices)                 (Zip Code)

                             1988 STOCK OPTION PLAN
                            1996 INCENTIVE STOCK PLAN
                  EXECUTIVE AND DIRECTORS NON-STATUTORY OPTIONS

                            Stephen Schorr, Secretary
                            Vestro Natural Foods Inc.
                               1065 E. Walnut St.
                            Carson, California 90746
                     (Name and Address of Agent for Service)

          Telephone Number, Including Area Code, of Agent for Service:
                                 (310) 886-8200

                         CALCULATION OF REGISTRATION FEE

                                       Proposed     Proposed
     Title of                          maximum      maximum
     Securities          Amount to     offering     aggregate      Amount of
     to be               be            price        offering       registration
     Registered (1)      registered    per share    price          fee

     Common Stock,
     par value
     $.01 per            $1,089,375
     share               shares         $2.25(1)    $2,451,094(1)  $845.00

(1) Estimated only for the purposed of calculating the registration fee. Such estimate has been computed in accordance with Rule 457 (c) and is based upon the closing price for the Common Stock as reported on NASDAQ on July 9, 1996.

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PROSPECTUS

                                1,089,375 Shares
                            VESTRO NATURAL FOODS INC.
                                  COMMON STOCK
                                (Par Value $.01)


     This Prospectus relates to an aggregate of 1,089,375 shares of Common Stock, par value $.01 per share ("Common Stock") of VESTRO NATURAL FOODS INC. (the "Company") issuable upon exercise of options heretofore granted or which may hereafter be granted pursuant to the Company's 1988 Stock Option Plan (the "1988 Plan"), the Company's 1996 Incentive Stock Plan (the "1996 Plan") and non-qualified options issued to (i) the Company's non-employee Directors, (ii) the Company's Chief Executive Officer, and (iii) the President of the Company's subsidiary, Westbrae Natural Foods Inc. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the respective Plans. Proceeds from the sale of the shares of Common Stock issued upon exercise of options shall be added to the general funds of the Company and shall be available for general corporate purposes.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     No person has been authorized to give any information or to make any representation, other than those contained or incorporated by reference in this Prospectus in connection with the offer contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof.

     Shares purchased upon exercise of options may be sold from time to time by the holders thereof in the over-the-counter market at prices then prevailing.

                  The date of this Prospectus is July 12, 1996

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                                   THE COMPANY

     The issuer of the securities covered by this Prospectus is VESTRO NATURAL FOODS INC. (the "Company"), a Delaware corporation organized in 1987 as successor to a New York corporation originally incorporated in 1947. The principal executive offices of the Company are located at 1065 E. Walnut Street, Carson, Ca 90746 and its telephone number is (310) 886-8200

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549 and at the Commission's Los Angeles Regional Office located at 5670 Wilshire Blvd., 11th floor Los Angeles, CA 90036. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

     This Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended, (the "Securities Act") relating to the securities offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       In accordance with the requirements of the Exchange Act, certain reports and other information are filed by the Company periodically with the commission. The following documents filed with the Commission are incorporated in this Prospectus by reference: (1) the Company's latest Annual Report on Form 10-K (File No. 0-2246) for the year ended December 31, 1995 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934; (2) the Company's latest Quarterly Report on Form 10-Q for the quarter ended March 31, 1996. (3) the Company's latest Information Statement for the Annual Meeting held on June 20, 1996. (4) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

     All documents filed by the Company pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing or a post-effective amendment which indicates that all securities have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof

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from the date of the filing of such documents.

     Any person receiving a copy of this Prospectus may obtain without charge, upon written oral request, a copy (without exhibits) of any of the documents incorporated by reference herein. Requests should be directed to Stephen Schorr, Secretary of VESTRO NATURAL FOODS INC., 1065 E. Walnut Street, Carson, CA 90746; telephone number (310) 886-8200.

                                  THE 1988 PLAN

     The 1988 Plan was approved by the Board of Directors and shareholders of the Company in 1988 and provides for the grant of both incentive stock options and non-statutory stock options. These options and certain federal income tax consequences associated therewith are described below.

     The 1988 Plan covers an aggregate of 150,000 shares of the Common Stock of the Company. Under the 1988 Plan, options may be granted to selected executives, key employees and directors who are also employees of the Company. The number of shares covered by the 1988 Plan is subject to adjustment in the case of stock splits, reverse stock splits, stock dividends, recapitalizations and similar changes in the capitalization of the Company.

     The 1988 Plan will expire in May, 1998. The 1988 Plan is administered by the Board of Directors or a committee of the Board of Directors which has authority to determine the optionees, the number of shares to be covered by each option, the time during which each option is exercisable, the method of payment and certain other terms of the options. The option price may not be less than 100% of the fair market value of the Common Stock at the date of grant. Options are non-assignable, may not extend for a period exceeding ten years from the date of grant, and may be exercised, except in the case of death, only by the optionee. If an optionee's employment terminates by reason of death or disability,he or his successor may exercise his option to the extent such option was then exercisable within the period determined by the Board of Directors or the committee administering the 1988 Plan, but not in excess of one year after such termination (unless the option term expires prior to the end of such period). If an optionee's employment terminates for any reason other than death, disability, breach of the optionee's employment agreement (if any) or cause, he may exercise his options to the extent that they were then exercisable within the period determined by the Board of Directors or the committee administering the 1988 Plan (not exceeding three months in the case of an incentive stock option) after such termination (unless the option term expires prior to the end of such period). If an optionee's employment terminates for breach of his employment agreement or for cause, his options will immediately terminate upon such termination.

     Under the 1988 Plan both incentive and non-incentive stock options may be granted. Under the 1988 Plan, the aggregate fair market value of shares of the Common Stock of the Company with respect to which an incentive stock option is first exercisable by an optionee under all plans of the Company during any calendar year may not exceed $100,000.

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     Although the Board of Directors may at any time amend, suspend or terminate the 1988 Plan, no action of the Board of Directors may increase the aggregate maximum number of shares issuable under the 1988 Plan without the vote of the holders of the Company's Common Stock. The amendment, suspension or termination of the 1988 Plan will not, without the consent of the optionee involved, alter, amend or impair any rights or obligations under any options theretofore granted.

     No income will be recognized for federal income tax purposes by an employee when an incentive stock option is either granted or exercised. If an employee holds the shares of Common Stock acquired upon exercise of an incentive stock option for one year from the exercise and the two years from the grant of the option, any gain or loss upon sale of those shares will be treated as long term capital gain or loss.

     The excess of the fair market value of the Common Stock on the date an incentive stock option is exercised over the exercise price is, however, a tax preference item which, together with other specified items, is added to adjusted gross income (reduced by certain specified deductions) in computing a taxpayer's alternative minimum taxable income for purposes of the alternative minimum tax. The alternative minimum tax currently in effect ranges between 26% and 28% of a taxpayer's alternative minimum taxable income in excess of certain amounts and is payable to the extent that it exceeds the taxpayer's regular tax as reduced by certain credits.

     The Company will not have a deduction at the time an employee exercises an incentive stock option unless the employee subsequently disposes of the stock purchased upon exercise of such option prior to complying with the minimum holding period requirements. If the employee disposes of such stock prior to the expiration of one year from the date of exercise of the incentive stock option or prior to two years after such option is granted, he will recognize ordinary income for federal income tax purposes in an amount equal to the lesser of the gain realized upon the sale of such stock or the excess of the fair market value of such stock at the time of exercise over the exercise price and the Company will be entitled to claim a deduction in an amount equal to the ordinary income recognized by the employee for federal income tax purposes. Any gain realized by the employee in excess of the amount taxed as ordinary income will be treated as a capital gain and any will be long-term or short-term, depending upon whether the shares were held for more or less than one year after the date of exercise.

     Options that do not comply with the requirements for incentive stock options should result in no tax consequence to an employee when granted. The employee will, however, realize taxable ordinary income for federal income tax purposes at the time of exercise of his non-incentive stock option in an amount equal to the excess of the fair market value of the stock at the time such exercise over the option price thereof and such amount may be deducted by the Company for federal income tax purposes. When the employee disposes of shares acquired upon exercise of such option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as a capital gain and any amount which is less than such fair market value will be treated as a capital loss. Such gain or loss will be long-term or short-term, depending upon whether the shares were held for more or less than one year after the date of

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exercise.

     At March 31, 1996, options to purchase 149,500 shares, all of which have an
exercise price of $1.375 per share, were held by 17 persons.   Of such options,
at said date, options to purchase 27,500 shares were currently exercisable. The expiration dates for all such outstanding options range from April 19, 1999 to October 25, 2000.

                                  THE 1996 PLAN

     The 1996 Plan was approved by the Company's shareholders on June 20, 1996. The purpose of the 1996 Plan is to advance the interests of the Company and its shareholders by strengthening the Company's ability to attract and retain key employees and directors and to provide a means to encourage stock ownership in the Company by such key employees and directors. No options or stock awards have been granted under the 1996 Plan.

ADMINISTRATION

     The 1996 Plan will be administered by the Board of Directors and/or the Compensation Committee of the Board (the "Committee:). The Committee must be composed of not less than two members of the Board of Directors, each of whom is a disinterested person, as contemplated by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The Committee will have sole discretion and authority, consistent with the provisions of the 1996 Plan, to make awards options under the 1996 Plan, determine in good faith the fair market value of the shares, select the eligible participants to whom options or securities will be granted or issued under the 1996 Plan, construe and interpret the 1996 Plan, promulgate, amend and rescind rules and regulations for the administration thereof, and make such other determinations which are necessary and advisable for the 1996 Plan's administration.

ELIGIBILITY

     Any employee, officer, director or consultant of the Company is eligible for selection to receive awards under the 1996 Plan.

TYPES OF AWARDS

     The 1996 Plan provides for the granting of (i) incentive stock options ("ISOs"), as defined by Section 422 of the United States Internal Revenue Code of 1986, as amended (the "Code"); (ii) stock options that do not meet such requirements or "non-statutory stock options" ("NSOs"); (iii) awards of stock; and (iv) restricted stock purchase rights. 150,000 shares of the Company's Common Stock are available under the 1996 Plan for such options, grants and rights.

     OPTIONS. The exercise price of ISOs to be granted under the 1996 Plan will be no less than the fair market value of a share of the Common Stock on the date the option is granted (110% of fair market value with respect to ISO optionees who own at least 10% of the total

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combined voting power of all classes of stock outstanding).  The exercise price of NSOs shall be determined by the Committee and may be no less than 85% of the fair market value of a share of Common Stock on the date the option is granted (110% of fair market value with respect to NSO optionees who own at least 10% of the total combined voting power of all classes of stock outstanding). The Committee will have the authority to determine the time or times at which options granted under the 1996 Plan become exercisable, but options expire no later than ten years from the date of grant (five years with respect to optionees who own at least 10% of the total combined voting power of all classes of stock outstanding). Options will be nontransferable, other than by will and the laws of descent, and generally may be exercised only by an optionee while employed by the Company or within three months after termination of employment or between six months and one year in the event of termination by reason of death or disability.

     Any option granted to an employee of the Company shall become exercisable over a period of not longer than five years, and not less than 20% of the shares covered by the option shall become exercisable annually. In no event shall any option be exercisable after the expiration of 10 years from the date it is granted and no ISO granted to optionees who own at least 10% of the total combined voting power of all classes of stock outstanding shall be exercisable after the expiration of five years from the date of the option.

     Option to be granted under the 1996 Plan will be exercisable in cash or by delivery to the Company of shares of Common Stock.

     STOCK AWARDS AND RESTRICTED STOCK PURCHASE OFFER. The Board or the Committee may grant to a participant shares of Common Stock, or a right to purchase a specified number of shares of Common Stock, subject to such conditions and/or restrictions as the Board or Committee in its discretion determines.

AMENDMENT TO OR TERMINATION OF THE 1996 PLAN

     The Board may, with respect to any shares of Common Stock at the time not subject to outstanding grants, suspend or terminate the 1996 Plan or revise or amend it in any respect whatsoever, except that without the approval of the shareholders of the Company, no such revision or amendment shall increase the number of shares subject to the 1996 Plan, decrease the price at which grants may be made, or materially increase the benefits to participants or change the class of person eligible to receive grants under the plan.

FEDERAL INCOME TAX CONSIDERATIONS

     INCENTIVE STOCK OPTIONS. An employee will not recognize income upon the grant or exercise of an ISO. If an employee disposes of the shares acquired upon exercise of an ISO at least two years after the date the option was granted and at least one year after the date the shares are issued to him or her upon the exercise of an option, the employee will realize long-term capital gain in an amount equal to the excess, if any, of his or her selling price for the shares

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over the exercise price.  In such case, the Company will not be entitled to any tax deduction. If an employee disposes of the shares acquired upon the exercise of an ISO prior to the expiration of two years from the date the option was granted, or one year from the date the shares are issued to him or her, any gain realized will be taxable at such time as follows: (1) as ordinary income to the extend of the difference between the Option exercise price and the lesser of (a) the fair market value of the shares on the date the shares were issued to him or her or (b) the amount realized on such disposition, and (2) as capital gain to the extent of any excess, which gain shall be treated as short-term or long-term capital gain depending upon the employee's holding period. In such case, the Company may claim an income tax deduction for the amount taxable to the employee as ordinary income. The difference between the fair market value of the shares at the time the ISO is exercised and the exercise price will constitute an item of adjustment, for purposes of determining alternative minimum taxable income, and may under certain circumstances be subject, in the year in which the option is exercised, to the alternative minimum tax. Under current law, long-term capital gains generally are taxed at a maximum rate of 28%.

     If an individual uses shares of Common Stock of the Company that he or she owns to pay, in whole or in part, the exercise price under an ISO, (a) the individual's holding period for the newly-issued shares equal in number to the surrendered shares (the "exchanged shares") shall include the period during which the surrendered shares were held, (b) the employee's basis in such exchanged shares will be the same as his or her basis in the surrendered shares, and (c) no gain or loss will be recognized by the employee on the exchange of the surrendered shares for the exchanged shares. Further, the employee will have a zero basis in any additional shares received over and above the exchanged shares. However, if an employee tenders shares acquired pursuant to the exercise of an ISO to pay all or part of the exercise price under an ISO, such tender will constitute a disposition of such shares for purposes of the one year (or two year) holding period requirement applicable to ISOs and such tender will be treated as a taxable exchange if such holding period has not been met.

     NON-QUALIFIED STOCK OPTIONS. A holder will not recognize any income at the time an NSO is granted. If the employee is not a director, officer, or principal shareholder (i.e., an owner of more than ten percent of the Common Stock of the Company), he or she will recognize ordinary income at the time he or she exercises a NSO in a total amount equal to: (1) in the case of options which the employee exercises with cash, the excess of the then fair market value of the shares acquired over the exercise price and (2) in the case of options which an employee exercises by tendering previously owned shares, the then fair market value of the number of shares issued in excess of the fair market value of the number of shares surrendered upon such exercise. Section 83 of the Code generally provides that if a director, officer, or principal shareholder receives shares pursuant to the exercise of an NSO, he or she is not required to recognize income until the date on which he or she can sell such shares at a profit without being subject to liability under Section 16(b) of the 1934 Act. In general, pursuant to regulations under Section 16(b) of the 1934 Act the restriction on selling such shares at a profit will be considered to have lapsed six months after the later of the original grant date of the option or the option holder's intervening purchase of shares or other equity securities of the Company in a transaction

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that is subject to the short-swing profit recovery provisions of Section
16(b) of the 1934 Act. Alternatively, a director, officer or principal shareholder who would not otherwise be subject to tax on the value of his or her shares as of the date they were acquired can file a written election, within 30 days after the shares are issued to him or her, pursuant to Section 83(b) of the Code, to be taxed as of the date of transfer. In either case, the director, officer, or principal shareholder would realize income equal to the amount by which the fair market value, at the time the income is recognized, of the shares acquired pursuant to the exercise of such option exceeds the price paid for such shares.

     All income realized upon the exercise of an NSO will be taxed as ordinary income. The Company may claim an income tax deduction (if applicable tax withholding rules are satisfied) for the amount taxable to a holder in the same year as those amounts are taxable to a holder. Gain or loss between exercise and disposition on shares acquired pursuant to an NSO are generally eligible for capital gain or loss treatment upon any subsequent disposition, provided applicable holding periods have been met. Generally, a holder's holding period will commence from the date such shares are issued to him or her, and his or her basis in such shares will equal their fair market value as of that date, but the holding period of a director, officer, or principal shareholder begins on the date he or she recognizes income with respect to such shares, and his other basis in the shares will be equal to the greater of the then fair market value of the shares or the amount paid for such shares. If an individual uses shares of Common Stock that he or she owns to exercise an NSO, (a) the individual's holding period for the newly-issued shares equal in number to the surrender shares (the "exchanged shares") shall include the period during which the surrendered shares were held, (b) the holder's basis in such exchanged shares will be the same as his or her basis in the surrendered shares, and (c) no gain or loss will be recognized by the holder on the exchange of the surrendered shares for the exchanged shares. Under current law, long-term capital gains generally are taxed at a maximum rate of 28%.

     The foregoing summarizes material Federal income tax consequences relating to options under the 1996 Plan; however, reference is made to the applicable provisions of the Code. In addition, there may be tax considerations under state and local laws applicable to participants.

                      NON-EMPLOYEE DIRECTORS STOCK OPTIONS

     On July 26, 1995, the Board of Directors granted to each of the eight non-employee Directors, subject to shareholder approval, a non-qualified option to purchase 20,000 shares of Common Stock, $.01 par value, of the Company. The purpose of the grant was to assist the Company in retaining highly qualified persons to serve as Directors by affording such persons an opportunity to acquire a proprietary interest in the Company, thus more closely identifying the interests of such Directors with those of the shareholders. The Company's shareholders ratified and approved the grant of these options at the Company's Annual Meeting on June 20, 1996. The principal features of the options are summarized below.

     Each option is exercisable, in whole or in part, at any time or from time to time, at a price of $1.875 per share, (the fair market value of the Company's Common Stock on the date

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of grant) for a period of five years from the date of grant and vest in three equal installments on each anniversary of the date of grant, with credit to be given for up to two years of prior service by an option holder. In other words, as to a non-employee Director who has served in such capacity for two or more years prior to the grant, two-thirds of the option is immediately vested and the balance vests one year after grant. The Company may accelerate the vesting period in whole or in part. Each option terminates upon termination of the holders directorship or upon his disability; however, an option holder shall have the right to exercise his option, to the extent previously vested, for up to the earlier of 180 days (90 days if termination was for cause) following such termination, or the expiration date of the option. In the event of the holders death, the option, which is otherwise non-transferable, shall pass to his heirs or administrators and shall be exercisable, to the extent previously vested, for up to one year following the holder's death or the expiration date of the option.

     The option has provisions designed to protect the holder from dilution by reason of recapitalization, stock dividends, stock splits, mergers or similar events. No holder of an option shall have any rights as a shareholder of the Company in respect of shares issuable upon exercise of an option unless the option is exercised in accordance with its terms and a certificate representing such shares has been issued and delivered to the holder.

     Upon exercise of an option by a non-employee Director, the difference between the exercise price and the then fair market value of the share so issued shall be recognized as ordinary income to the option holder. The Company shall be entitled to a deduction for the amount so recognized as ordinary income.

     At March 31, 1996, options to purchase 160,000 shares were held by the Company's non-employee Directors, of which 80,000 shares were currently exercisable.

                  STOCK OPTIONS OF THE CHIEF EXECUTIVE OFFICER

      On January 12, 1995, B. Allen Lay was appointed President and Chief Executive Officer of the Company. Under the terms of his employment arrangement, Mr. Lay is to be granted an option to purchase 60,000 shares of the Company's Common Stock, $.01 par value at the inception of his employment and at subsequent six month intervals up to a maximum of 300,000 shares. Each of these options is to have an exercise price at the then-current market value of the Company's Common Stock and be fully exercisable at date of grant.

     To date, Mr. Lay has been granted options as follows:

       Date         # Shares       Exercise Price
       ----         --------       --------------
     1/31/95         60,000            $1.625
     7/26/95         60,000            $1.875
     1/30/96         60,000            $1.50

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Assuming his continued employment by the Company, he would receive options to purchase an additional 60,000 shares each of the Company's Common Stock on or about July 12,1996 and January 12, 1997.

                              EMPLOYEE STOCK OPTION

     Effective July 29,1993, the Company granted to Andrew Jacobson, President of its subsidiary, Westbrae Natural Foods Inc., an option to purchase 329,875 shares of the Company's Common Stock, $.01 par value exercisable at a price of $1.29 per share. The option terminates on December 31, 1997 and is exercisable in installments through November 1, 1997 at which time it is fully exercisable. At March 31, 1996, options to purchase 197,925 shares were currently exercisable.

                                  LEGAL OPINION

     The validity of the Common Stock offered hereby has been passed upon for the Company by the law office of Jay J. Miller, Esq., 430 East 57th Street, New York, New York 10022, counsel for the Company. Mr. Miller is a Director of the Company. He owns 85,144 shares of Common Stock and holds options to purchase 20,000 shares of the Company's Common Stock.

                                     EXPERTS

     The financial statements of VESTRO NATURAL FOODS INC. appearing in VESTRO NATURAL FOODS INC's. Annual Report (Form 10-K) for the year ended December 31, 1995, have been audited by Price Waterhouse LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

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                                     PART II

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          Incorporated by reference herein are the following:
(i) the annual report on Form 10-K for the year ended December 31, 1995 of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"); (ii) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (1) above; and (iii) the description of the Company's Common Stock, par value of $.01 per share contained in a registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a) 13(b), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date such documents were filed.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not Applicable

ITEM 5.   INTEREST OF NAMED EXPERTS AND COUNSEL

          Certain legal matters in connection with the shares of Common Stock offered hereby have been passed upon for the Registrant by Jay J. Miller, Esq., a director of the Registrant. As of March 31, 1996, Mr. Miller owned 85,144 shares of the Company's Common Stock and held options to purchase 20,000 shares.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Pursuant to the General Corporation Law of Delaware, the Registrant has the power to indemnify certain persons, including its officers and directors, under stated circumstances and subject to certain limitations in connection with services performed in good faith for the Registrant.

          Effective July 26, 1995, the Company entered into an Idemnification Agreement with each of its officers and Directors and each officer and Director of its subsidiaries. Under this Agreement, the Company obligated itself to indemnify its officers and Directors to the fullest extent permitted by law to induce each of them to continue to serve in their capacities.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS

4(a)      -    Certificate of Incorporation of the Registrant (1).

4(b)      -    By-Laws of the Registrant(2).

5         -    Opinion of Jay J. Miller, Esq.

23(a)          -    Consent of Price Waterhouse LLP.

23(b)          -    Consent of Jay J. Miller, Esq. (included in Exhibit 5).


____________________
(1) Incorporated by reference to the Registrant's Information Statement, filed on May 26, 1987.

(2) Incorporated by reference to the Registrant's Form 8-B Report filed on July 16, 1987.

ITEM 9.   UNDERTAKINGS

          The Registrant hereby undertakes;
          (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof; which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Act may be permitted to officers and directors of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and therefore, unenforceable. In the event that a claim for such indemnification (except insofar as it provides for payment by the Registrant of expenses incurred or paid by a director or officer in the successful defense of any action, suit or proceeding) is asserted against the Registrant by a director or officer and the Commission is still of the same opinion, the Registrant will, unless the matter has, in the opinion of its counsel, been adjudicated by precedent deemed by it to be controlling, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson, and State California, on the 9th day of July 1996.

(Registrant)                       VESTRO NATURAL FOODS INC.

                                   By:/s/ B. Allen Lay
                                      ---------------------------
                                      B. Allen Lay, President
                                      and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                                    Chairman of the
By: /s/ Robert J. Cresci            Board and
- ---------------------------
Robert J. Cresci                    Director                 July 9, 1996

By:/s/ Allen Dalfen
- ---------------------------
Allan Dalfen                        Director                 July 9, 1996

By:/s/ Anthony Harnett
- ---------------------------
Anthony Harnett                     Director                 July 9, 1996

By:/s/ B. Allen Lay
- ---------------------------         Chief Executive Officer
B. Allen Lay                        Director                 July 9, 1996

By:/s/ Jay J. Miller
- ----------------------------
Jay J. Miller                       Director                 July 9, 1996

By:/s/ Stephen P. Monticelli
- ----------------------------
Stephen P. Monticelli               Director                 July 9, 1996

By:/s/ F. Noel Perry
- ----------------------------
F.Noel Perry                        Director                 July 9, 1996

By:/s/ Henry W. Poett III
- ----------------------------
Henry W. Poett III                  Director                 July 9, 1996

By:/s/ Donald R. Stroben
- ----------------------------
Donald R. Stroben                   Director                 July 9, 1996


By:/s/ Stephen Schorr               Secretary,
- ----------------------------        Treasurer & Chief
Stephen Schorr                      Financial Officer        July 9, 1996

                                  EXHIBIT INDEX

Exhibit             Description
- -------   --------------------------------

 5        Opinion I Jay J. Miller ESQ.

23(a)     Consent of Price Waterhouse LLP.